UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

GOLDEN GRAIN ENERGY, LLC

(Exact Name of Registrant as Specified in Charter)

Iowa	000-51177	02-0575361
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1822 43rd St. SW
Mason City, IA	50401
(Address of principal executive offices)	(Zip Code)

(641) 423-8525
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

    ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 13, 2007, the registrant executed a Distiller’s Grains Marketing Agreement with Hawkeye Gold, LLC.  The Distiller's Grains Marketing Agreement establishes Hawkeye Gold, LLC as the registrant’s exclusive distillers grains marketing agent for an initial term of seven months, renewable for successive one year periods following the end of the initial term.  The Distiller's Grains Marketing Agreement provides that the registrant will pay Hawkeye Gold, LLC a marketing fee based on the sales prices for the registrant’s distillers grains or a fixed amount per ton of distillers grains sold by Hawkeye Gold, LLC as provided in the contract.  The Distiller's Grains Marketing Agreement renews for successive one year terms following the initial term, unless either party gives written notice of non-renewal 90 days prior to the expiration of any term.

On August 6, 2007, the registrant gave notice to its current distillers grains marketer, Commodity Specialists Company, that the registrant was terminating its distillers grains marketing agreement effective December 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

November 15, 2007	/s/ Christine Marchand
Date	Christine Marchand, Chief Financial Officer